UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2017

Genuine Parts Company
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-05690	58-0254510
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2999 Wildwood Pkwy, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770.953.1700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 30, 2017 Genuine Parts Company (NYSE: GPC) and Inenco Group ("Inenco") announced that they have entered into a definitive strategic agreement whereby Inenco will issue new shares to Genuine Parts Company, representing a 35% stake in Inenco for approximately $70 million (US$) in cash. The effective date of the investment is April 3, 2017.

Inenco Group, founded in 1954 and headquartered in Sydney, Australia, is one of Australasia’s leading industrial distributors of key product categories such as bearings, power transmission and seals. It has 161 locations across Australia and New Zealand as well as an emerging presence in Asia, and generates estimated annual revenues of approximately $325 million (US$).

The parties have agreed to a structure by which Genuine Parts Company will have the opportunity to acquire the remaining 65% stake in Inenco at a later date, subject to certain conditions being satisfied.

A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated March 30, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genuine Parts Company

March 30, 2017	By:	Carol B. Yancey

Name: Carol B. Yancey
Title: Executive Vice President and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 30, 2017